EXHIBIT 23.1
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                          INDEPENDENT AUDITORS' CONSENT

We consent to the use, through incorporation by reference in the Registration Statement on Form 40-F of Advantage Energy Income Fund, of our report to the Unitholders of the Trust on the consolidated balance sheets of the Trust as at December 31, 2004 and 2003 and the consolidated statements of income and accumulated income and cash flows for each of the years then ended. Our report is dated February 22, 2005.


(Signed) KPMG LLP

Charted Accountants
Calgary, Alberta, Canada

November 14, 2005